UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under to §240.14a-12

GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Commencing December 20, 2023, a video message with the following script is expected to be used by Gladstone Capital Corporation to solicit votes in connection with its special meeting of stockholders.

Hello. I’m David Gladstone, Chairman & CEO of Gladstone Capital Corporation and on behalf of the entire Gladstone Group, we’d like to thank you for being a loyal shareholder.

We have an upcoming shareholders’ meeting that we recently adjourned due to lack of shareholder participation and I’m reaching out today because your voice is important.

You really have three options in voting — you can vote FOR, of course, you can vote AGAINST, either of those are fine, and you can vote to ABSTAIN if you want to and that counts for us as well.

By voting, you will remove yourself from all the additional solicitations that we pay for.

I’m really asking you today to please vote your shares.

Voting is quick and easy – you can mail your vote with the proxy card that you got, you can also vote online with your proxy card number by entering the control number. You can also vote by phone through a live representative. Just call 833-786-5515.

Now, once again, on behalf of all of us here at your company, thank you for being a loyal shareholder and I thank you if you’ll vote your shares. Thank you.